UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM
8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 7, 2020

Yum China Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37762	81-2421743
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7100 Corporate Drive Plano, Texas 75024 United States of America	Yum China Building 20 Tian Yao Qiao Road Shanghai 200030 People’s Republic of China

(Address, including zip code, of principal executive offices)
(469)
980-2898
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	YUMC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934 (§
240.12b-2
of this chapter).
Emerging growth company
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 6,

2020, the Compensation Committee (the “
Committee
”) of the Board of Directors of Yum China Holdings, Inc. (the “
Company
”) granted a special award of performance share units (“
PSU Awards
”), effective February 7, 2020 (the “
Grant Date
”). The PSU Awards were granted under the Yum China Holdings, Inc. Long Term Incentive Plan to select employees of the Company and its subsidiaries who were deemed critical to the Company’s execution of its strategic operating plan, including Joey Wat, the Chief Executive Officer of the Company, Ka Wai Andy Yeung, the Chief Financial Officer of the Company, Johnson Huang, General Manager, KFC, and Danny Tan, Chief Supply Chain Officer of the Company (the “
Award Recipients
”).
Over the past year, the Committee evaluated a number of alternatives to structure this special incentive in a way to serve as a meaningful incentive for retention and to achieve exemplary performance and effectively execute the Company’s strategic operating plan, and closely align the Award Recipients’ interests with the Company and stock performance, particularly over the longer-term. Following such review, the Committee concluded that these PSU Awards would closely align with long-term value creation for stockholders as they were viewed by the Committee as creating a significant incentive to achieve the Company’s strategic priorities over the next four years, including growth of the business and continued execution of innovation and strategy. These PSU Awards are intended to provide value to the executive officers only if the Company successfully executes on its strategic operating plan, which the Committee believes will contribute to a significant increase in stockholder value. The Committee believes that these PSU Awards focus the executive officers on execution of the Company’s long-term strategy and provide strong alignment with long-term stockholder interests.
These PSU Awards will only vest if threshold performance goals relating to stock price, adjusted revenues growth, adjusted EBITDA growth, and transformational objectives are achieved over a four-year performance period, commencing on January 1, 2020 and ending on December 31, 2023. Based on performance, vesting may range from 0% to 200% of the target number of shares subject to the PSU Awards. The PSU Awards also include non-competition
and
non-solicitation
restrictive covenants. On the Grant Date, PSU Awards with an aggregate grant date fair value, assuming target performance, were granted to the executive officer-Award Recipients as follows: Ms. Wat, $12,000,000; Mr. Yeung, $2,000,000; Mr. Huang, $2,000,000; and Mr. Tan, $1,500,000.
Under the terms of the PSU Awards, the awards will generally vest pro rata based on actual performance through the end of the performance period in the event of termination due to death, retirement or termination by the Company without cause. In the event of a termination of employment by the Company without cause or by the Award Recipient due to good reason within two years following a change in control of the Company, the award will vest generally based on the greater of actual performance and target performance.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUM CHINA HOLDINGS, INC.

	By:	/s/ Joseph Chan
	Name:	Joseph Chan
Date: February 7, 2020	Title:	Chief Legal Officer